Exhibit 13.1

Certification

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Intercorp Financial Services Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2023 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2024

By:	/s/ Luis Felipe Castellanos Lopez Torres
Name:	Luis Felipe Castellanos Lopez Torres
Title:	Chief Executive Officer

Date: April 26, 2024

By:	/s/ Michela Casassa Ramat
Name:	Michela Casassa Ramat
Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Intercorp Financial Services Inc. and will be retained by Intercorp Financial Services Inc. and furnished to the Securities and Exchange Commission or its staff upon request.